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                                                                    EXHIBIT 99.6
                        CONSENT OF PROSPECTIVE DIRECTOR

        I hereby consent to (i) being named as a nominee as a director of USA Waste Services, Inc. ("USA Waste") in the Joint Proxy Statement and Prospectus of USA Waste and United Waste Systems, Inc. (the "Joint Proxy Statement") and the Registration Statement on Form S-4 (the "Form S-4") of which such Joint Proxy Statement forms a part, (ii) to this Consent being filed as an exhibit to the Form S-4 and (iii) the use of my name and biographical information in the Joint Proxy Statement.


                                       Very truly yours,


                                       /s/ Richard D. Kinder
                                       ------------------------------
                                       Richard D. Kinder
July 23, 1997